UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2015

Commission file number: 333-178786-01

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

East to West Solar Portfolio

On February 4, 2015, Greenbacker Renewable Energy Company LLC (the “Company”), through a wholly-owned subsidiary, entered into a definitive solar asset agreement to acquire a portfolio of thirteen solar photovoltaic systems (the “East to West Solar Portfolio”) for a purchase price of approximately USD $8,000,000.

A copy of the press release relating to the acquisition of the East to West Solar Portfolio is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

2

Item 8.01.	Other Events

Pursuant to the net asset value determination by the Company as of December 31, 2014 and approval by the Company’s Board on January 30, 2015, the net asset value per share has not increased above nor decreased below the Company’s net proceeds per share as stated in the prospectus; therefore, the Company will continue to sell shares at a price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
Number

99.1	Press release dated February 4, 2015

3

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015		Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and
Director

4

INDEX TO EXHIBITS

Exhibit	Description
Number

99.1	Press release dated February 4, 2015

5